UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 2)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 8, 2018

Recall Studios, Inc.

(Exact name of registrant as specified in its charter)

Florida	000-55353	26-4330545
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1115 Broadway, 12th Floor, New York, NY	10010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 537-5775

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. [  ]

Explanatory Note

This Form 8-K/A is being filed as an amendment (“Amendment No. 2”) to the Current Report on Form 8-K filed by Recall Studios, Inc. (the “Company”) on August 14, 2018, as amended by Amendment No. 1 thereto, filed by the Company on October 24, 2018 (the “Original 8-K”), to announce, among other things, the closing of the share exchange pursuant to which Evolution AI Corporation (“EAI”) became a majority owned subsidiary of the Company. This Amendment No. 2 amends the Original 8-K to correct certain typographical errors that appeared in the financial statements and notes thereto for Pulse Evolution Corp. that were included as Exhibit 99.2 to Amendment No. 2. No other information has been revised.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The audited financial statements of EAI for the period ended December 31, 2017 are filed herewith as Exhibit 99.1 and incorporated herein by reference. The consent of Fruci & Associates II, PLLC, the Company’s independent auditors (“Fruci”), is attached hereto as Exhibit 23.1.

The audited financial statements of Pulse Evolution Corp. (“Pulse”) for the years ended June 30, 2018 and 2017 are filed herewith as Exhibit 99.2 and incorporated herein by reference. Pulse is majority owned by EAI. Fruci’s consent is attached hereto as Exhibit 23.2.

(d) Exhibits.

Exhibit No.	Description

23.1	Consent of Fruci & Associates II, PLLC. (incorporated by reference from Amendment No. 1 to Current Report on Form 8-K, as filed with the Commission on October 24, 2018)

23.2	Consent of Fruci & Associates II, PLLC.

99.1	Audited financial statements of Evolution AI Corporation for the period ended December 31, 2017 (incorporated by reference from Amendment No. 2 to Current Report on Form 8-K, as filed with the Commission on October 24, 2018).

99.2	Audited financial statements of Pulse Evolution Corp. for the years ended June 30, 2018 and 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Recall Studios, Inc.

Date: October 25, 2018	By:	/s/ John Textor
	Name:	John Textor
	Title:	Chief Executive Officer